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                                                                  EXHIBIT 10.14


                         GENERAL PARTNERSHIP AGREEMENT
                                       OF
                           TUCSON PRECISION PRODUCTS


         THIS GENERAL PARTNERSHIP AGREEMENT is entered into this 18th day of August, 1995, by and between Iwaki Diecast U.S.A., Inc., a company organized and existing under the laws of Arizona ("IDC") and Walbro Tucson Corp., a company organized and existing under the laws of the State of Delaware ("Walbro") (each of the parties hereto are hereinafter referred to, individually, as a "Partner," and collectively as the "Partners").


                                   ARTICLE I

                            FORMATION OF PARTNERSHIP

         The parties hereby enter into a general partnership (the "Partnership") under the provisions of the Uniform Partnership Act of the State of Delaware (the "Act") and, except as herein otherwise expressly provided, the rights and liabilities of the Partners shall be as provided in that Act.


                                   ARTICLE II

                                      NAME

         The business of the Partnership shall be conducted under the name "Tucson Precision Products". The parties shall promptly comply with all laws regarding the use of such name as an assumed name by the Partnership, if necessary.


                                  ARTICLE III

                                  DEFINITIONS

         3.1 "Agreement" means this Partnership Agreement, as amended, modified or supplemented from time to time.

         3.2 "Capital Account" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code.

         3.3 "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of succeeding laws.


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         3.4    "Management Committee" shall mean a five-member committee, three of which shall be appointed by Walbro, in its sole discretion and two of which shall be appointed by IDC, in its sole discretion.

         3.5 "Participating Percentage" means, with respect to any Partner, subject to adjustment in accordance with this Agreement, the percentage indicated on Schedule A, attached hereto which initially represents each Partner's interest received in exchange for its capital contribution.


                                   ARTICLE IV

                                    PURPOSE

         The purpose of the Partnership is to (i) engage in the manufacture and sale of certain die cast parts and assemblies (described in greater detail on Exhibit 4) in North America (Canada, Mexico and the United States), both as original equipment and replacement parts and (ii) engage in any and all operations, activities and businesses which are in the unanimous judgment of the Management Committee, convenient, necessary or incidental to the accomplishment of the foregoing Partnership purpose, including any operations, businesses or activities permitted under the Act and any other applicable law or regulation.


                                   ARTICLE V

                    NAMES AND BUSINESS ADDRESSES OF PARTNERS

         The names and business addresses of the Partners are as set forth in Schedule A attached hereto and made a part hereof.


                                   ARTICLE VI

                                      TERM

         The Partnership shall continue until December 31, 2015, unless sooner terminated as hereinafter provided.





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                                  ARTICLE VII

                          PRINCIPAL PLACE OF BUSINESS

         The principal place of business of the Partnership shall be 6601 South Renaissance Drive, Tucson, Arizona 85746-6042 (USA) or such other place or places as the Partners may designate.


                                  ARTICLE VIII

                           CAPITAL AND CONTRIBUTIONS

         8.1 The initial capital of the Partnership is as set forth on Schedule A attached hereto, and, simultaneous with the execution hereof, each of the Partners shall contribute to the capital of the Partnership the amount of cash indicated on said Schedule A.

         8.2 No Partner shall be obligated to make any additional capital contributions unless the Management Committee unanimously shall determine that such is required for the operation of the Partnership's business. In the event additional capital is contributed by the Partners pursuant to this SECTION 8.2, the Partners shall be obligated to contribute their pro rata portion (as determined by their respective Participating Percentage at the time of such contribution) of such additional capital requirement. No Partner shall be allowed to make any voluntary capital contributions without the prior written consent of the other Partner.

         8.3 No withdrawal of capital shall be made by any Partner except with the unanimous approval of all of the members of the Management Committee, and no interest shall be paid on the capital contributed by any Partner.

         8.4 If the Management Committee shall unanimously determine that additional financing is necessary or desirable, and that such financing can most advantageously be provided by loans from or guaranteed by the Partners, such loans or guarantees, as may be requested by the unanimous vote of the Management Committee, shall be provided simultaneously by each of the Partners in amounts that are in proportion to their respective Participating Percentages. The Partnership shall not accept any voluntary loans from any Partners without the prior written consent of every other non-lending Partner.


                                   ARTICLE IX

                                 DISTRIBUTIONS

         9.1 Subject to the provisions of SECTION 9.2 below, when, in the discretion of all of the members of the Management Committee, the Partnership has cash available for distribution ("Distributions"), such funds shall be distributed among the Partners in accordance with their





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respective Partnership Percentages at the time of such Distribution. The
Partnership shall comply with any federal, state, local or foreign tax withholding requirements in making such distributions.

         9.2 Prior to making any annual Distributions, if any, the Partnership shall, for each taxable year in which the Partnership reports net taxable income, distribute to each Partner, no later than seventy-five days after the end of such taxable year, an amount equal to the sum of (i) the product of such Partner's taxable income as shown on its Schedule K-1 for such taxable year (such taxable income to be reduced, but not below zero, by the excess, if any, of the cumulative allocations of taxable deduction and loss pursuant to ARTICLE X to such Partner for all prior taxable years over the cumulative allocations of taxable income pursuant to ARTICLE X to such Partner for all prior taxable years), multiplied by the maximum marginal federal income tax rate in effect for such taxable year for non-S status corporations, plus (ii) an amount (which shall be proportionate as to all Partners based upon Participating Percentages) which is intended to approximate, as nearly as possible, such Partner's pro rata share (based on the taxable income shown on the Partners' Schedule K-1's) of any applicable state taxes (assuming maximum applicable tax rates for non-S status corporations) for which the Partners are responsible based on the income of the Partnership, all as determined in good faith by the unanimous determination of the Management Committee, whose determination shall be final and binding. Distributions pursuant to this SECTION 9.2 shall be treated as Distributions to each Partner for the purposes of determining the aggregate amount of available cash distributed to each Partner under SECTION 9.1 and SECTION 17.2.


                                   ARTICLE X

                       ALLOCATIONS OF PROFITS AND LOSSES

         Except as otherwise required by Section 704(b) of the Code, each item of the Partnership's income, gain, loss, deduction or credit from operations shall be allocated to the Partners in accordance with their Participating Percentages.


                                   ARTICLE XI

                          BOOKS OF ACCOUNT AND RECORDS

         Proper and complete records and books of account shall be kept by the Management Committee in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as usually entered into records and books of account maintained by persons engaged in business of a like character. The Partnership books and records shall be kept on an accrual basis. The books and records shall at all times be open to the reasonable inspection and examination by the Partners or their duly authorized representatives during reasonable business hours. The Management Committee shall deliver to





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each Partner (i) audited financial statements for each fiscal year of the
Partnership as soon as such audited statements are available, (ii) unaudited financial statements for each completed quarterly period of the Partnership and
(iii) federal and state Schedule K-1's and any other tax information necessary for the preparation and timely filing of their respective federal and state income tax returns. All of the members of the Management Committee shall approve, in writing, the selection of an independent public accounting firm to render the necessary accounting and auditing services.


                                  ARTICLE XII

                                  FISCAL YEAR

         The fiscal year of the Partnership shall be the calendar year.


                                  ARTICLE XIII

                               PARTNERSHIP FUNDS

         The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest- bearing investments, as shall be designated by the Partnership. All withdrawals from any such bank accounts shall be made by the authorized agent or agents of the Partnership. Partnership funds shall be separately identifiable from those of any other person or entity.


                                  ARTICLE XIV

                         MANAGEMENT OF THE PARTNERSHIP

       14.1 The Management Committee shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is hereby agreed that the Management Committee shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the Management Committee shall constitute the act of and serve to bind the Partnership. In dealing with the Management Committee acting on behalf of the Partnership, no person shall be required to inquire into the authority of the Management Committee to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the Management Committee as set forth in this Agreement. Notwithstanding the foregoing or anything that may be contrary herein, Walbro shall, in its sole discretion, determine the products to be manufactured and sold by the Partnership, subject to prior consultation with IDC representatives; provided, however, in the event Walbro requires that any products be manufactured which represents a new product that





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is substantially different than any of the products set forth on Exhibit 4 and such new product requires significant capital expenditures by the Partnership, the Management Committee must unanimously determine that it is in the best interests of the Partnership to manufacture such new products. Subject to the foregoing, the unanimous approval of the Management Committee shall be required for (i) approval of any business plans, marketing plans and operating projections, (ii) any material change in the business of the Partnership, (iii) any borrowings by the Partnership in excess of $250,000 in principal amount,
(iv) any material transactions between the Partnership and any Partner (or affiliate of any Partner). Furthermore, the written consent of both Partners shall be required for the consummation of (a) the admission of any additional partners, (b) any amendments to this Agreement, (c) any investment by the Partnership in another entity, (d) the sale of all or substantially all of the assets of the Partnership, (e) dissolution of the Partnership and (f) any sublicense of the technology which is the subject of the License Agreement (as defined below) by the Partnership to an unaffiliated third party. Any disagreement between the members of the Management Committee shall be submitted to all of the Partners for resolution; which resolution shall be approved by both Partners.

       14.2 Subject to the foregoing, the Management Committee is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority to lease, sell, exchange, refinance or grant an option for the sale of all or any portion of the property of the Partnership at such rental, price or amount, for cash, securities or other consideration and upon such other terms as the Management Committee in its sole discretion deems proper.

       14.3 The Management Committee shall have the authority to delegate its day-to-day managerial authority to such officers, employees or agents of the Partnership, and to give such employees or agents such titles, as the Management Committee shall from time to time designate, and to revoke or change such managerial authority and change or eliminate such titles in the sole discretion of the Management Committee. Initially, the officers of the Partnership shall consist of a General Manager, Business Manager, and Engineering Manager. Walbro shall have the right to appoint the General Manager and the Business Manager and IDC shall have the right to appoint the Engineering Manager. Each of Walbro and IDC agree to consult with the other in connection with their respective appointments of such officer positions. As of the formation of the Partnership, the officers shall be as follows:

              General Manager                   Kuniaki Hohzawa
              Business Manager                  Wayne Heckman
              Engineering Manager               Hiroto Yokoyama

       The authority of such officers shall be limited to the operations of the Partnership which occur in the normal and ordinary course of business. Any matters which arise in connection with the operations of the Partnership which are outside of the normal and ordinary course of business of the Partnership shall immediately be submitted to the Management Committee for





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approval, in accordance with the terms hereof. Upon such approval, the officers shall have the authority to bind the Partnership with respect to such matters.

       14.4 The "Tax Matters Partner" of the Partnership shall be designated by the Management Committee.

       14.5 Neither the Management Committee, any member or agent of the Management Committee or any officer of the Partnership shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Management Committee or any such officer by this Agreement or by law unless such action or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

         The Partners specifically acknowledge, without limiting the general applicability of this SECTION 14.5, that the Management Committee and the officers of the Partnership shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner with respect to any action taken by the Management Committee or any such officer in conjunction with an audit of the Partnership for income tax or other purposes.

       14.6 The Management Committee shall not be required to manage the Partnership as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures and activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. All expenses of the Management Committee incurred in the performance of its duties hereunder shall be borne by the Partnership.

       14.7 No Partner shall have the authority to act for or bind the Partnership except with the approval of the Management Committee.

       14.8 The Partnership shall indemnify and hold harmless all members of the Management Committee and all officers of the Partnership, from and against any loss, expense, damage or injury suffered or sustained either by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and were not performed or omitted fraudulently or in bad faith. Any such indemnification shall only be from the assets of the Partnership.

       14.9 Unless otherwise expressly provided herein, all decisions requiring the consent of the Partners shall be made by the affirmative vote of each Partner then entitled to vote.





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Unless otherwise expressly provided for herein, all decisions requiring the approval of the Management Committee shall require the unanimous consent of all of the members of the Management Committee.


                                   ARTICLE XV

                           WITHDRAWALS AND TRANSFERS

       15.1 Any Partner may withdraw from the Partnership upon one year's prior written notice to the Partnership. If a Partner withdraws, an "Event of Default" (as defined below) will be deemed to have occurred on the date such withdrawal notice is delivered, and the provisions set forth in ARTICLE XVI shall apply.

       15.2 Each Partner agrees not to sell, transfer, assign, hypothecate, pledge or encumber all or any portion of such Partner's interest hereunder without the prior consent of all of the Partners. Notwithstanding the foregoing sentence, a Partner may sell, assign or transfer all, or a part of, its interest in the Partnership to any person or entity that is an affiliate of such Partner; provided, however, such transfer must not result in a deemed termination of the Partnership under Section 708(b)(1)(B) of the Code which results in adverse tax consequences to the Partnership or any other non-transferring Partner. The Partners agree that any transfer of a Partnership interest by any Partner to an affiliate pursuant to this SECTION 15.2 shall be conditioned upon the full assumption by such party of all of the obligations of the transferring party provided in this Agreement and the Basic Agreements (as defined below).


                                  ARTICLE XVI

                                    DEFAULTS

       16.1 In the case of an "Event of Default" (as defined herein) by any Partner, then the defaulting party (the "Defaulting Partner") shall immediately have suspended any all of its rights as a Partner, including, without limitation, the right to vote and consent or otherwise approve or disapprove of any actions taken by the Partnership (including in connection with such Defaulting Partner's rights (or its designee) as a Management Committee member), except that such Defaulting Partner shall maintain the right to its economic interest in the Partnership. Unless otherwise specified herein, if an Event of Default occurs, then the non-defaulting party (the "Non-Defaulting Partner") may exercise any of the following remedies:

                      (1) causing the Partnership to be dissolved or liquidated according to the terms set forth herein and all applicable laws, or





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                      (2) purchasing for cash all of the equity interest in the
         Partnership then held by the Defaulting Partner at a purchase price equal to the book value of such equity interest determined using generally accepted accounting practices, consistently applied.

       16.2 In the event that an Event of Default occurs as a result of a material breach under any term of (i) the License and Technical Assistance Agreement (the "License Agreement") between the Partnership and Iwaki Diecast Co. Ltd., an affiliate of IDC, or (ii) the Walbro Sale Assistance and Administrative Service Agreement (the "Sales Agreement") between the Partnership and Walbro Engine Management Corporation, an affiliate of Walbro (together, the "Basic Agreements"), and such breach is not remedied within a period of thirty
(30) days after receiving written notice of such breach, then the Non-Defaulting Partner may exercise any of the following remedies:

                      (1) purchasing for cash all of the equity interest in the Partnership then held by the Defaulting Partner, at a purchase price equal to the book value of such equity interest determined using generally accepted accounting practices, consistently applied.

                      (2) require that the Defaulting Partner purchase for cash all of the equity of the Partnership then held by the Non-Defaulting Partner, at a purchase price determined pursuant to SECTION 16.5 below.

       16.3 The rights provided in this Agreement shall be in addition to and not in substitution of any other remedies that may be available to the Partnership or the Non-Defaulting Partner (including those set forth herein and/or as may be available by law), and any exercise of such rights shall not relieve the Defaulting Partner from any accrued obligation or any liability or damages which are incurred by the Partnership or the Non-Defaulting Partner as a result of the occurrence of an Event of Default.

       16.4 For purposes of this Agreement, an "Event of Default" shall be deemed to have occurred upon any one of the following occurrences: (i) the failure by any Partner to make a required capital contribution which is not made within five (5) days of a delivery of written notice to such Partner of its failure to remit the required capital contribution, (ii) a Partner (or the holder of a majority of the equity interest of such Partner) being the subject of a voluntary or involuntary petition in bankruptcy or insolvency, or of a petition for relief or reorganization under any bankruptcy or insolvency law,
(iii) breach by a Partner (or an affiliate of any Partner) of any of the terms of this Agreement or the Basic Agreements which is not cured pursuant to SECTION
16.2 above or (iv) the withdrawal of a Partner for any reason.

       16.5 If an Event of Default occurs and the Non-Defaulting Partner wishes to require the Defaulting Partner to purchase its Partnership interest, pursuant to its rights under this ARTICLE XVI, the purchase price for such Partnership interest shall be equal to its fair market value, as determined by an independent nationally recognized appraiser, selected by each of the Defaulting Partner and Non- Defaulting Partner. In the event the Partners can not agree on an appraiser, each Partner shall choose an appraiser and the two appraisers shall agree on a third





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appraiser.  The determination of such third appraiser and its appraisal shall be final and binding on the Partners.

       16.6 If an Event of Default occurs as a result of a Partner being the subject of a voluntary or involuntary petition in bankruptcy or insolvency, or of a petition for relief or reorganization under any bankruptcy or insolvency law, and the Non-Defaulting Partner does not wish to exercise its remedies set forth in SECTION 16.1, then the Partnership shall continue in full force and effect; provided, however, that any successor of a dissolved, insolvent or bankrupt Partner, as the case may be, shall not become a substituted Partner in the Partnership. Such successor shall not have any of the rights of a Partner, except that such successor shall only be entitled to receive the share of profits and losses of the Partnership, the return of such capital contributions and any other payments to which such bankrupt Partner would have been entitled on the date of such Event of Default.


                                  ARTICLE XVII

                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

       17.1 The Partnership shall dissolve upon the first to occur of the following:

                 (a) expiration of the stated term of the Partnership on December 31, 2015, as provided in ARTICLE VI hereof;

                 (b) the withdrawal of a Partner or Partners causing only one other Partner to remain in the Partnership;

                 (c) the unanimous written consent or affirmative vote by the Partners, then entitled to vote, to dissolve the Partnership;

                 (d) the disposition of all of the Partnership's interest in its property, including notes received in connection with the sale thereof; or

                 (e) by the election of a Non-Defaulting Partner's pursuant to the terms set forth in ARTICLE XVI.

       17.2 In the event of the dissolution of the Partnership, the Partnership shall terminate, be wound up and liquidated as herein provided. During such period, the Partners shall continue to share income and losses during the period of liquidation in the same proportion as immediately prior thereto, subject to the terms of this Agreement. The proceeds of the liquidation (after payment of all costs and expenses thereof and the establishment of reasonable reserves for contingent liabilities) shall be applied in order of priority as follows:

                 (a) To the repayment of debts of the Partnership other than to Partners;





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                 (b)      To the repayment of debts of the Partnership to the
         Partners pro rata according to the amount of the Partnership's indebtedness to each Partner;

                 (c) To the Partners, to the extent of their respective Capital Accounts or (if the remaining assets are insufficient for such purposes), pro rata on the basis of the relative amounts of their respective Capital Accounts; and

                 (d) To the Partners, to the extent of any balance remaining, based on their respective Participating Percentages at the time of such dissolution.

       17.3 Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contributions thereto and shall have no recourse therefor against the other Partners. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership or to demand the return of its capital contributions to the Partnership prior to dissolution and termination of the Partnership.


                                 ARTICLE XVIII

                                    NOTICES

         All notices and demands required or permitted under this Agreement shall be in writing and may be sent by U.S. mail, first class mail, postage prepaid, overnight air courier or personal delivery to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the other Partners in writing of such different address.


                                  ARTICLE XIX

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         This Agreement may be amended only upon the unanimous consent or affirmative vote of each Partner then entitled to vote.


                                   ARTICLE XX

                 INDEMNIFICATION OF PARTNERS AND REIMBURSEMENT

       20.1 The Partnership shall indemnify and hold harmless all Partners, from and against any loss, expense, damage or injury suffered or sustained by either by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership,





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including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and were not performed or omitted fraudulently or in bad faith. Any such indemnification shall only be from the assets of the Partnership.

       20.2 In the event any Partner pays any costs or expenses on behalf of the Partnership which relate directly to the operations of the Partnership, such Partner shall submit reasonable supporting documentation evidencing such payment to the Management Committee. Upon receipt of such supporting documentation and unanimous approval of the Management Committee, the Partnership shall promptly reimburse such Partner for such costs and expenses incurred.


                                  ARTICLE XXI

                                 MISCELLANEOUS

       21.1 This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

       21.2 This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to provisions thereof regarding conflicts of laws.

       21.3 If any controversy or claim between the Partners arise out of this Agreement, except as otherwise specifically provided in this Agreement:

                 (a) Such disagreement or dispute shall be discussed in good faith during a ten-day period following the occurrence of such dispute. If the dispute or disagreement cannot be resolved by the parties after good faith discussion, it shall be submitted to binding arbitration in Tucson, Arizona, under the Commercial Arbitration Rules of the American Arbitration Association.

                 (b) Three arbitrators shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association. As soon as the panel has been convened, a hearing date shall be set within 45 days thereafter. Written submittals shall be presented and exchanged by both parties 15 days before the hearing date, including reports prepared by experts upon whom either party intends to rely. At such time the parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition





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         by the other party prior to the hearing date. The arbitrators shall make their award as promptly as practicable after conclusion of the hearing.

                 (c) The arbitrators shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation orally or in written form as the arbitrators may deem appropriate. It is the intention of the parties to limit live testimony and cross-examination to the extent necessary to insure a fair hearing to the parties on the matters submitted to arbitration, and to provide neither party more than five (5) complete business days to present its position. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

                 (d) The arbitrators shall have the discretion to award the costs of arbitration, arbitrators' fees and the respective attorneys' fees of each party to the party who the arbitrators determine, in their sole discretion, to have prevailed in the dispute. Judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall make their award in accordance with applicable law and based on the evidence presented by the parties, and at the request of either party at the start of the arbitration shall include in their award findings of fact and conclusions of law both in law and equity which would be available in a court having jurisdiction over the parties and over the subject matter of the dispute. Such powers shall include, but not be limited to, the power to require specific performance.

                 (e) The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court.

       21.3 Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

       21.4 Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

       21.5 Captions contained in the Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereto.

       21.6 If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the





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application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected hereby.

       21.7 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

       21.8 This Agreement may be translated from English to Japanese. In the event any conflict or ambiguity exists as a result of, or in connection with, such translation, the original English version shall govern.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 18th day of August, 1995.



               WALBRO TUCSON CORP.



               By:
                       --------------------------------------------------------
               Its:
                       --------------------------------------------------------



               IWAKI DIECAST USA, INC.



               By:
                       --------------------------------------------------------
               Its:
                       --------------------------------------------------------

                                   SCHEDULE A
                        TO GENERAL PARTNERSHIP AGREEMENT
                                       OF
                           TUCSON PRECISION PRODUCTS

                                                                     CAPITAL                  PARTICIPATING
                        PARTNERS                                   CONTRIBUTION                 PERCENTAGE
- ------------------------------------------------------            --------------             ---------------

Walbro Tucson Corp.                                                  $450,000                      60%
6242 Garfield
Cass City, Michigan  48726
U.S.A.

Iwaki Diecast U.S.A., Inc.                                           $300,000                      40%
6601 South Renaissance Drive
Tucson, Arizona 85746-6042


                                      A-1